Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 6, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Virgin Mobile USA, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

June 16, 2009